UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) is comprised of member directors and independent directors who are elected by the Bank's members in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”), as discussed under Item 10 - Directors, Executive Officers, and Corporate Governance on page 95 of the Bank's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2012 (“2011 Form 10-K”).

On November 7, 2012, the Bank announced that the following directors have been elected to its Board as member directors:

(1) Arthur E. Greenbank, President and Chief Executive Officer of First Bankers Trust Company, N.A., Quincy, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2013 and ending December 31, 2016.

(2) James T. Ashworth, Vice Chairman and Investment Officer of CNB Bank & Trust, N.A., Carlinville, Illinois was elected to serve a four-year term on the Board beginning January 1, 2013 and ending December 31, 2016.

(3) Thomas L. Herlache, Director of Baylake Bank, Sturgeon Bay, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2013 and ending December 31, 2016.

With respect to the election of Mr. Herlache, the Bank issued a Current Report on Form 8-K on September 26, 2012 (after the nomination period closed) announcing that Mr. Herlache was the only nominee for the state of Wisconsin and had been declared director-elect to the Board in accordance with the rules governing the election of Federal Home Loan Bank member directors.

In addition, the Bank announced that the following directors have been elected to its Board as independent directors:

(1) Thomas M. Goldstein, Senior Vice President & CFO, Protection Division of Allstate Insurance Company, Northbrook, Illinois was re-elected to serve a four-year term on the Board beginning January 1, 2013 and ending December 31, 2016.

(2) Mary J. Cahillane, Chief Investment Officer of The Spencer Foundation, Chicago, Illinois was elected to serve a four-year term on the Board beginning on January 1, 2013 and ending December 31, 2016.

The Board has not yet determined on which committees each of these directors will serve beginning in 2013, with the exception of Mr. Herlache who the Board has previously elected to serve as Chairman of the Board for 2012-2013. As Chairman of the Board, Mr. Herlache currently serves and will continue to serve as Chairman of the Board's Executive & Governance Committee and as an ex officio member of the following Board committees: Affordable Housing, Audit, Public Policy, Human Resources & Compensation, Risk Management and Operations & Technology.

All directors serving on the Bank's Board for 2013 will receive compensation under the Bank's 2013 Board of Directors Compensation Policy which has not yet been approved by the Board.

Pursuant to the Bank Act and FHFA regulations, the Bank's member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank's business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related parties. For further discussion, see “Related Persons and Related Transactions” on page 119 of the Bank's 2011 Form 10-K. Furthermore, the Bank has not engaged in any transactions with any of the elected independent directors or members of their immediate families that would require disclosure under applicable rules and regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 5, 2012, the Bank declared the voting results for its 2012 election of member and independent directors, which the Bank announced as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 7, 2012 attached as Exhibit 99.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank's letter to members dated November 7, 2012, regarding the results of the election for member and independent directors. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter to Members dated November 7, 2012

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 7, 2012	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary